United States Brent Oil Fund, LP Monthly Account Statement For the Month Ended July 31, 2012	Exhibit 99.1

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$643,250
Unrealized Gain (Loss) on Market Value of Futures	2,643,710
Dividend Income	810
Interest Income	277
ETF Transaction Fees	700
Total Income (Loss)	$3,288,747

Expenses
General Partner Management Fees	$31,258
Brokerage Commissions	2,758
Prepaid Insurance Expense	424
Non-interested Directors' Fees and Expenses	422
Other Expenses	9,899
Total Expenses	44,761
Expense Waiver	(3,647)
Net Expenses	$41,114
Net Income (Loss)	$3,247,633

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/12	$45,087,991
Additions (100,000 Units)	7,595,133
Withdrawals (100,000 Units)	(7,457,411)
Net Income (Loss)	3,247,633

Net Asset Value End of Month	$48,473,346
Net Asset Value Per Unit (650,000 Units)	$74.57

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612